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                                                                    EXHIBIT 23.5

                         CONSENT OF RYDER SCOTT COMPANY

                      [LETTERHEAD OF RYDER SCOTT COMPANY]

                    INDEPENDENT PETROLEUM ENGINEER'S CONSENT

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Southern Mineral Corporation of the references to this firm and to its reports listed below for that company's estimated domestic proved reserves contained in the Annual Report on Form 10-K for the year ended December 31, 1999.

     1. Report of Ecuador reserves as of January 1, 1998.
     2. Audit of certain domestic reserves as of January 1, 1999.

                              /s/ Ryder Scott Company L.P.
                              RYDER SCOTT COMPANY
                              PETROLEUM ENGINEERS

February 13, 2001